Exhibit 10.9

DJO INCORPORATED

NONSTATUTORY STOCK OPTION ROLLOVER AGREEMENT

This AGREEMENT (this “Agreement”), dated as of November 20, 2007 (the “Grant Date”), is made by and between ReAble Therapeutics, Inc., a Delaware corporation which, following the consummation of certain transactions (the “Transactions”) set forth in the Agreement and Plan of Merger, dated July 15, 2007, intends to change its name to “DJO Incorporated” (the “Company”), and                          (the “Optionee”).  The Optionee holds certain nonqualified stock options to purchase common shares of DJO Incorporated (as constituted prior to the Transactions) (the “DJO Options”), which the Optionee desires exchange for an option to purchase shares of the Company’s common stock of equal value.  As a condition to the Company granting the Option (as defined in Section 2 below) to the Optionee, the Optionee has agreed to release the Optionee’s interest in, and rights with respect to, the DJO Options.  By accepting the Option, the Optionee agrees and understands that the Option is subject to the terms and conditions set forth in this Agreement and the Company’s 2007 Incentive Stock Plan (the “Plan”).

1.                                      Certain Definitions.  Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in the Plan.  As used in this Agreement:

(a)                                  “Code” means the Internal Revenue Code of 1986, as amended.

(b)                                 “Company” has the meaning specified in the introductory paragraph of this Agreement or its successors; provided, that to the extent that any class of equity securities of a member of the Company’s controlled group becomes publicly traded on an established securities market, the term “Company” shall be deemed to refer to such publicly traded entity.

(c)                                  “Compensation Committee” means the Executive Compensation Committee of the Board.

(d)                                 “Disability” shall have the meaning set forth in the Optionee’s employment agreement with the Company or, if there is no employment agreement, it shall mean the Optionee is disabled as determined under Section 409A(a)(2)(C) of the Code.

(e)                                  “Fair Market Value” has the meaning specified in the Plan, except as expressly set forth herein.

(f)                                    “Stockholders Agreement” shall mean that certain stockholders agreement applicable to the Optionee, as amended from time to time.

(g)                                 “Termination for Cause” means the termination by the Company of Optionee’s employment with the Company for “cause” as defined in the employment agreement between the Company and the Optionee or, if there is no employment agreement, the termination by the Company of the Optionee’s employment as a result of (i) the Optionee’s willful and continued failure to substantially perform Optionee’s duties (other than any such failure resulting from The Optionee’s Disability or any such failure subsequent to the Optionee being delivered notice of the Company’s intent to terminate the Optionee’s employment without Cause) following written notice by the Company to the Optionee which specifically identifies such failure and the Optionee not curing such failure within thirty (30) days following receipt of such notice (for the avoidance of doubt, unsatisfactory performance by the Optionee of his duties shall not be deemed to be a failure to substantially perform), (ii) conviction of, or a plea of nolo contendere to, (A) a felony (other than traffic-related) under the laws of the United States or any state thereof or any similar criminal act in a jurisdiction outside the United States or (B) a crime involving moral turpitude that could be injurious to the Company or its reputation, (iii) the Optionee’s willful malfeasance or willful misconduct which is materially and demonstrably injurious to the Company, or (iv) any act of fraud by the Optionee in the performance of the Optionee’s duties.  For purpose of the definition of Termination for Cause set forth above, no act or failure to act shall be considered “willful” unless done or omitted to be done by the Optionee in bad faith or without reasonable belief that the Optionee’s action was in the best interests of the Company and its affiliates.  Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board shall be conclusively presumed to be done, or omitted to be done, by the Optionee in good faith and in the best interests of the Company.

2.                                       Grant of Stock Option.  Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to Optionee an option (the “Option”) to purchase shares of the Company’s common stock (the “Option Shares”).  Set forth on Exhibit A is the number of shares subject to the Option and the per share exercise price (the “Option Price”) of such shares.  The Option may be exercised in accordance with the terms of this Agreement.

3.                                       Term of Option.  The term applicable to each Option Share is set forth on Exhibit A.

4.                                       Right to Exercise.  Unless a later termination date is provided for in a Company-sponsored plan, policy or arrangement, or any agreement to which the Company is a party, the Option shall automatically terminate upon the happening of the first of the following events:

(a)                                  If the Grantee’s termination of employment is for Cause (as defined in Section 7(i) of the Plan), the Option shall expire and be deemed cancelled and forfeited as of such termination date.

(b)                                 If the Grantee’s termination of employment is due to his or her Disability or death, the Option as of the date of such termination shall remain exercisable for a period of one (1) year (but not beyond the term of the Option) following such termination of employment, and shall thereafter be deemed canceled and forfeited; and

(c)                                  If the Grantee’s termination of employment is for any reason other than those set forth in subparagraphs (ii) and (iii) above, the Option as of the date of such termination shall remain exercisable for a period of ninety (90) days (but not beyond the term of the Option) following such termination of employment, and shall thereafter be deemed canceled and forfeited.

Notwithstanding anything herein to the contrary, no Option Share shall be exercisable after its term has expired.

5.                                       Option Nontransferable.  The Optionee may not transfer or assign all or any part of the Option other than by will or by the laws of descent and distribution.  This Option may be exercised, during the lifetime of the Optionee, only by the Optionee, or in the event of the Optionee’s legal incapacity, by the Optionee’s guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.  Notwithstanding anything herein to the contrary, the Optionee may transfer or assign all or any part of the Option to “family members” (as defined in the General Instructions to Form S-8 of the Securities Act of 1933) or trusts, partnerships or similar entities for the benefit of such family members, for estate planning purposes or in connection with the disposition of Optionee’s estate.

6.                                       Notice of Exercise; Payment.

(a)                                  To the extent then exercisable, the Option may be exercised in whole or in part by written notice to the Company stating the number of Option Shares for which the Option is being exercised and the intended manner of payment.  The date of such notice shall be the exercise date.  Payment equal to the aggregate Option Price of the Option Shares being purchased pursuant to an exercise of the Option must be tendered in full with the notice of exercise to the Company in one or a combination of the following methods as specified by the Optionee in the notice of exercise:  (i) cash in the form of currency or check or by wire transfer as directed by the Company, (ii) solely following an IPO in Shares otherwise being traded on an established securities market, through the surrender to the Company of Shares owned by the Optionee for at least six months as valued at their Fair Market Value on the date of exercise, (iii) through net exercise, using Shares to be acquired upon exercise of the Option, such Shares being valued at their Fair Market Value (which for such purpose shall have the meaning set forth in the Stockholders Agreement) on the date of exercise, or (iv) through such other form of consideration as is deemed acceptable by the Board.

(b)                                 As soon as practicable upon the Company’s receipt of the Optionee’s notice of exercise and payment, the Company shall direct the due issuance of the Option Shares so purchased.

(c)                                  As a further condition to the exercise of the Option in whole or in part, the Optionee shall comply with all regulations and the requirements of any regulatory authority having control of, or supervision over, the issuance of the shares of common stock and in connection therewith shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.

7.                                       Stockholders Agreement.  The Optionee agrees that any Option Shares that the Optionee receives pursuant to this Agreement or under the Plan are subject to the terms and conditions set forth in the Stockholders Agreement attached hereto as Exhibit B.

8.                                       Initial Public Offering.  Option Shares acquired on exercise of any Option will be subject to the terms and conditions of the Stockholders Agreement.

9.                                       No Employment Contract.  Nothing contained in this Agreement shall (a) confer upon the Optionee any right to be employed by or remain employed by the Company or any Subsidiary, or (b) limit or affect in any manner the right of the Company or any Subsidiary to terminate the employment or adjust the compensation of the Optionee.

10.                                 Dividend Equivalents.  Upon the payment of any ordinary or extraordinary cash dividend (or similar distributions) to holders of Company common stock, dividend equivalents shall be paid to the Optionee in cash at the same time dividends are paid to holders of Company common stock.

11.                                 Taxes and Withholding.  The Company or any Subsidiary may withhold, or require the Optionee to remit to the Company or any Subsidiary, an amount sufficient to satisfy federal, state, local or foreign taxes (including the Optionee’s FICA obligation) in connection with any payment made or benefit realized by the Optionee or other person under this Agreement or otherwise, and if the amounts available to the Company or any Subsidiary for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that Optionee or such other person make arrangements satisfactory to the Company or any Subsidiary for payment of the balance of such taxes required to be withheld.  The Optionee may elect to have such withholding obligation satisfied by surrendering to the Company or any Subsidiary a portion of the Option Shares that are issued or transferred to the Optionee upon the exercise of an Option (but only to the extent of the minimum withholding required by law), and the Option Shares so surrendered by Optionee shall be credited against any such withholding obligation at the Fair Market Value (which for such purpose shall have the meaning set forth in the Stockholders Agreement) of such Shares on the date of such surrender.

12.                                Compliance with Law.  The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such law.

13.                                Adjustments.

(a)                                  The Board shall make or provide for such substitution or adjustments in the number of Option Shares covered by this Option, in the Option Price applicable to such Option, and in the kind of shares covered thereby and/or such other equitable substitution or adjustments as the Board may determine to prevent dilution or enlargement of the Optionee’s rights that otherwise would result from (i) any stock dividend, extraordinary cash-dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reclassification, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing.  In the case of a Change in Control, such substitutions and adjustments include, without limitation, canceling any and all Options in exchange for cash payments equal to the excess, if any, of the value of the consideration paid to a shareholder of an Option Share over the Option Price per share subject to such Option in connection with such an adjustment event.

(b)                                 To the extent that any equity securities of any member of the Company’s controlled group become publicly traded, at such time all Options shall be exchanged, in a manner consistent with Sections 409A and 424 of the Code, for options with the same intrinsic value in the publicly-traded entity, and all Shares shall be exchanged for shares of common stock with the same aggregate value of the publicly-traded entity.

14.                                Relation to Other Benefits.  Any economic or other benefit to Optionee under this Agreement shall not be taken into account in determining any benefits to which Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.

15.                                Amendments.  Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto.

16.                                Severability.  If one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

17.                                Relation to Plan.  This Agreement is subject to the terms and conditions of the Plan.  In the event of any inconsistent provisions between this Agreement and the Plan, the Plan shall govern.  The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the Option or its exercise.

18.                                Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee, and the successors and assigns of the Company.

19.                                Governing Law.  The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflict of laws thereof and all parties, including their successors and assigns, consent to the jurisdiction of the state and federal courts of New York.

20.                                Prior Agreement.  As of the Grant Date, this Agreement supersedes any and all prior and/or contemporaneous agreements, either oral or in writing, between the parties hereto, or between either or both of the parties hereto and the Company, with respect to the subject matter hereof.  Each party to this Agreement acknowledges that no representations, inducements, promises, or other agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, pertaining to the subject matter hereof, which are not embodied herein, and that no prior and/or contemporaneous agreement, statement or promise pertaining to the subject matter hereof that is not contained in this Agreement shall be valid or binding on either party.

21.                                Notices.  For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service such as Federal Express, UPS, or Purolator, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive offices and to Optionee at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

22.                                Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Optionee has executed this Agreement, as of the day and year first above written.

REABLE THERAPEUTICS, INC.:

HARRY L. ZIMMERMAN

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and the Management Stockholders Agreement.  I hereby further agree that I have released any interest in, and all rights with respect to, the DJO Options.  I understand that all of the decisions and determinations of the Board shall be final and binding.

OPTIONEE:

[Signature Page to DJO Nonstatutory Stock Option Rollover Agreement]

EXHIBIT A

DESCRIPTION OF THE OPTION

Date of Grant:

Vesting Schedule:

Exercise Price Per Share:

Total Number of Options Granted:

Term/Expiration Date:

EXHIBIT B

MANAGEMENT STOCKHOLDERS AGREEMENT